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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 6, 2001




                                HESKA CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
            DELAWARE                        000-2247                          77-0192527
(STATE OR OTHER JURISDICTION OF      (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)
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                              1613 PROSPECT PARKWAY
                          FORT COLLINS, COLORADO 80525

          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (970) 493-7272







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ITEM 5.           OTHER EVENTS.

         On February 1, 2001, Heska Corporation (the "Company") entered into a Stock Purchase Agreement with certain investors for the private placement of approximately 4.47 million shares of common stock at a price of $1.247 per share for aggregate proceeds of approximately $5.7 million. The shares were issued and paid for on February 6, 2001. The Company has agreed to file a registration statement covering resales of these shares.

         The foregoing matters are further described in the press release issued by the Company on February 7, 2001, a copy of which is filed herewith as Exhibit
99.1 and more fully described in the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.42.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Exhibits.

                           10.42  Stock Purchase Agreement dated February 1,
                                  2001.

                           99.1   Text of Press Release dated February 7, 2001.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HESKA CORPORATION
                                    a Delaware corporation

Dated: February 7, 2001             By: /s/ Ronald L. Hendrick
                                        ----------------------------------------
                                    Ronald L. Hendrick
                                    Executive Vice President and Chief Financial
                                    Officer


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                                  EXHIBIT INDEX

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
EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

 10.42            Stock Purchase Agreement dated February 1, 2001.

 99.1             Text of Press Release dated February 7, 2001.
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